UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arragnements of Certain Officers.

Olin Corporation Section 16 Officer Short-Term Incentive Plan

On December 7, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Olin Corporation (the “Corporation”) adopted the Olin Corporation Section 16 Officer Short-Term Incentive Plan (the “STIP”) to provide performance-based cash incentive opportunities for Section 16 officers of the Corporation. The STIP is effective starting with the 2024 calendar year.

The Committee designates eligible officers for participation in the STIP and has general administrative and discretionary authority over the STIP, including: to interpret the terms and conditions of the STIP; to adopt rules and guidelines for administering the STIP; to determine the award amounts for individual participants; to appoint agents as necessary for the administration of the STIP; and, when appropriate, to prevent dilution or enlargement of awards under the STIP, or to adjust the terms and conditions of awards due to changes in applicable law or in light of unusual or nonrecurring events affecting the Corporation.

With respect to each performance period, the Committee will (i) determine performance metrics and weighting, (ii) set performance goals associated with the metrics, (iii) certify performance achievement, and (iv) provide any other conditions applicable to awards under the STIP for that year. Applicable performance metrics will be objectively determinable goals, including both financial and non-financial objectives, based upon one or more performance measures determined at the discretion of the Committee, which may include: Corporation valuation; earnings per share; revenue; expenses or reduction in expenses; return on equity; return on total or invested capital; return on assets; safety, health, and environmental metrics; sustainability metrics; employee relations metrics; efficiency metrics; or any other objective or subjective performance goal, as determined by the Committee in its discretion, which goal may include an individual or strategic goal. The Committee will set the applicable performance metrics, weightings and goals associated with the metrics within 90 days of the start of the applicable performance period.

The Committee retains the authority to exercise negative discretion to reduce payments under the STIP but may not increase payouts. Following the end of each performance period, the Committee will review and certify the amount payable under the STIP. Payments of awards are made in cash not later than March 15th following the end of the applicable performance year.

The foregoing description of the STIP does not purport to be complete and is qualified in its entirety by reference to the full text of the plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Olin Corporation Section 16 Short-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 13, 2023